POWER OF ATTORNEY

	The undersigned, Philip B. Livingston hereby makes, constitutes and appoints, Christopher Wolf, Joanne Freiberger, James Flanigan, and Barry Brooks the attorney-in-fact (individually, "Attorney" and collectively "Attorneys") of the undersigned, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of the undersigned:

	(a) For the purposes of complying with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules of the	Securities and Exchange Commission thereunder
(the Exchange Act, together with such rules, being herein referred to as the "Act"), to prepare or cause to be prepared, execute, sign and file with the Securities and Exchange Commission and all applicable securities exchanges on behalf of the undersigned all reports (including without limitation amendments thereto) required to be filed by the Undersigned under Section 16(a) of the Act, including without limitation all Initial Statements of Beneficial Ownership of Securities on Securities and
Exchange Commission Form 3 and subsequent reports on Forms 4 and 5, with respect to the equity securities of Catalina Marketing Corporation.

	(b) To make, execute, acknowledge and deliver such other documents, letters and other writings, including communications to the Securities and Exchange Commission, and in general to do all things and to take all actions necessary or proper in connection with or to carry out the objective of complying with Section 16(a) of the Act.

as fully as could the undersigned if personally present and acting.

	Each of the Attorneys is hereby empowered to determine in his or her sole discretion the time or times when, purpose for and manner in with any power herein conferred upon him or her shall be exercised, and the conditions, provisions or other contents of any report, instrument or other document which may be executed by him or her pursuant hereto.

	The undersigned hereby ratifies all that any one or more of the attorneys or his, her or their substitute or substitutes shall do under the authority of this Power of Attorney.

	Each Attorney shall have full power to make and substitute any other attorney-in-fact in his or her place and stead. The term "Attorney" shall include the respective substitutes of any Attorney.

	This Power of Attorney shall be governed by the laws of Florida.

	This Power of Attorney shall remain in effect until 12:01 am Florida Time, on November 1, 2007.

	IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on this 15th day of September, 2003.

/s/ Philip B. Livingston

Philip B. Livingston